Exhibit 28(g)(ii)(b)
AMENDED AND RESTATED EXHIBIT A
     Exhibit A to the letter agreement relating to Rule 17f-5 and Rule 17f-7 under the Investment Company Act of 1940 among Citibank, N.A., PFPC Trust Company and FundVantage Trust dated December 9, 2008, is hereby amended and restated in its entirety effective as of March 31, 2010.
List of Funds
WHV International Equity Fund
Pemberwick Fund
Private Capital Management Value Fund
Agreed:

CITIBANK, N.A.	PFPC TRUST COMPANY

By:	By:

Name:	Name:

Title:	Title:

FUNDVANTAGE TRUST, on behalf of its series set forth above

By:

Name:

Title:

Dated: __________, 2010